UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2008
Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of Registrant as specified in charter)

MARYLAND (Brandywine Realty Trust)	001-9106	23-2413352

DELAWARE	000-24407	23-2862640
(Brandywine Operating Partnership, L.P.)
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)
555 East Lancaster Avenue, Suite 100
Radnor, Pennsylvania 19087
(Address of principal executive offices)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)	The merger of Brandywine Realty Trust and Prentiss Properties Trust in January 2006 combined two companies with properties and operations in different markets, including the Mid-Atlantic, Southwest, Northern and Southern California markets. The Board and our President and Chief Executive Officer have been evaluating the hiring of a chief operating officer in support of our objective of deploying capital effectively to maximize our return on investment and thereby maximize our total return to shareholders. This evaluation recognized our multiple operating and investment strategies, including leasing strategies designed to capture rental growth and attain a high tenant retention, and capital strategies designed to achieve attractive yields through selective developments and acquisitions. As part of the evaluation, the Board engaged in discussions with one of our Trustees, Thomas F. August, as to his willingness to serve as our chief operating officer. Mr. August had served as the President and Chief Executive Officer of Prentiss Properties at the time of the 2006 merger. Following discussions, our Board and Mr. August were unable to reach agreement as to terms on which Mr. August would, in addition to his continued service on our Board, become our chief operating officer. Accordingly, on February 5, 2008, Mr. August resigned from our Board and indicated that he intended to pursue other opportunities. We have attached as an exhibit and incorporate by reference Mr. August’s resignation letter and related transmittal letters.

Mr. August has reviewed, and agrees with, the statements made above.

In light of the foregoing, on February 8, 2008, Michael V. Prentiss resigned from our Board of Trustees. Mr. Prentiss joined our Board upon consummation of our merger with Prentiss Properties Trust in January 2006. The text of Mr. Prentiss’ February 8 resignation letter reads: “Please accept this letter as notice of my resignation as a Trustee of Brandywine Realty Trust effective immediately. I have appreciated the opportunity to serve on the Board and wish the Company, its trustees, officers and staff well.”

Mr. Prentiss has reviewed, and agrees with, the statements made above.

Item 9.01. Financial Statements and Exhibits.

Exhibits

17.1	Transmittal letter, dated February 5, 2008, from Thomas F. August to Walter D’Alessio, Chairman of the Board of Trustees of Brandywine Realty Trust and Charles P. Pizzi, Michael V. Prentiss, Anthony A. Nichols, Sr., Wyche Fowler, Michael J. Joyce, D. Pike Aloian and Donald E. Axinn, Trustees of Brandywine Realty Trust and resignation letter, dated February 5, 2008, from Thomas F. August to Walter D’Alessio.

17.2	Transmittal letter, dated February 10, 2008, from Thomas F. August to Walter D’Alessio, Chairman of the Board of Trustees of Brandywine Realty Trust and Charles P. Pizzi, Michael V. Prentiss, Anthony A. Nichols, Sr., Wyche Fowler, Michael J. Joyce, D. Pike Aloian, Donald E. Axinn and Gerard H. Sweeney, Trustees of Brandywine Realty Trust.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brandywine Realty Trust

Date: February 11, 2008	By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Brandywine Operating Partnership, L.P.

	By:	Brandywine Realty Trust, its general partner

	By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description

17.1	Transmittal letter, dated February 5, 2008, from Thomas F. August to Walter D’Alessio, Chairman of the Board of Trustees of Brandywine Realty Trust and Charles P. Pizzi, Michael V. Prentiss, Anthony A. Nichols, Sr., Wyche Fowler, Michael J. Joyce, D. Pike Aloian and Donald E. Axinn, Trustees of Brandywine Realty Trust and resignation letter, dated February 5, 2008, from Thomas F. August to Walter D’Alessio.

17.2	Transmittal letter, dated February 10, 2008, from Thomas F. August to Walter D’Alessio, Chairman of the Board of Trustees of Brandywine Realty Trust and Charles P. Pizzi, Michael V. Prentiss, Anthony A. Nichols, Sr., Wyche Fowler, Michael J. Joyce, D. Pike Aloian, Donald E. Axinn and Gerard H. Sweeney, Trustees of Brandywine Realty Trust.